Exhibit 4.19

THE SECOND SUPPLEMENTAL AGREEMENT
TO
THE CONTENT, BRANDING, PROMOTION AND TECHNOLOGY COOPERATION AGREEMENT

This Supplemental Agreement is entered into by and between:

Party A: Phoenix Satellite Television Holdings Limited

Party B: Fenghuang On-line (Beijing) Information Technology Co., Ltd.

WHEREAS:

1.             The Parties entered into the Agreement of Cooperation between Phoenix TV and Phoenix New Media on Content, Brand, Promotion and Technology (the “Cooperation Agreement”) dated November 24, 2009;

2.             The Parties entered into the Supplemental Agreement to the Content, Branding, Promotion and Technology Cooperation Agreement, dated March 28, 2011, to extend the term of the Cooperation Agreement to March 27, 2016 (the “Supplement”).

NOW THEREFORE, in the principle of equality and mutual benefits, the Parties agree as follows, through friendly negotiation:

1.                                      Term of the Cooperation Agreement

Both Party A and Party B agree to extend the term of the Cooperation Agreement and the Supplement to May 27, 2016.

2.                                      Anything not provided in this Second Supplement, shall be governed by the Cooperation Agreement and the Supplement.

3.                                      This Second Supplemental Agreement is an integral part of the Cooperation Agreement and the Supplement, and shall have equal legal effect.

4.                                      This Second Supplemental Agreement shall be made in duplicate, each Party holding one copy, and shall become effective once signed by and affixed with the corporate seal of each Party.

[Signature Page]

Party A: Phoenix Satellite Television Trademark Limited

Authorized Representative: (Signature) (Seal)
Date: March 24, 2016

Party B: Fenghuang On-line (Beijing) Information Technology Co., Ltd.

Authorized Representative:
Date:

[Signature Page]

Party A: Phoenix Satellite Television Trademark Limited

Authorized Representative:
Date:

Party B: Fenghuang On-line (Beijing) Information Technology Co., Ltd.

Authorized Representative: (Signature) (Seal)
Date: March 24, 2016